UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                             ACME UNITED CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement if
                           other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(4) and 0-11.

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      2) Aggregate number of securities to which transaction applies:

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      3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11:

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[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided  by Exchange  Act
      Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                                     (Page)

                                                                   March 8, 2002

Dear Fellow Shareholder:

On behalf of your Board of Directors and Management, I cordially invite you to attend the Annual Meeting of Shareholders of Acme United Corporation scheduled to be held on Monday, April 22, 2002 at 11:00 a.m., at the American Stock Exchange, 86 Trinity Street New York, New York. I look forward to greeting personally those shareholders able to attend.

At the Meeting, shareholders will be asked to elect seven directors to serve for a one-year term; and approve a new Employee Stock Option Plan. Information regarding these matters are set forth in the accompanying Notice of Annual Meeting and Proxy Statement to which you are urged to give your prompt attention.

It is important that your shares be represented and voted at the Meeting. Whether or not you plan to attend, please take a moment to sign, date and promptly mail your proxy in the enclosed prepaid envelope. This will not limit your right to vote in person should you attend the meeting.

On behalf of your Board of Directors, thank you for your continued support and interest in Acme United Corporation.

Sincerely,

Walter C. Johnsen
President and Chief Executive Officer

                                      (1)

Acme United Corporation
1931 Black Rock Turnpike
Fairfield, Connecticut 06432

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 22, 2002

Notice is hereby given that the Annual Meeting of Shareholders of Acme United Corporation will be held at the American Stock Exchange, 86 Trinity Street New York, New York, on Monday, April 22, 2002, at 11:00 A.M. for the following purposes:

1. To elect seven Directors of the Company to serve until the next Annual Meeting and until their successors are elected.

2.   To consider and vote upon a new Employee Stock Option Plan.

3.   To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 4, 2002 will be entitled to vote at the meeting and at any adjournment thereof.

March 8, 2002
                                         --------------------------------------
Fairfield, Connecticut                   Ronald P. Davanzo, Vice President and
                                         Chief Financial Officer, Secretary and
                                         Treasurer


                             YOUR VOTE IS IMPORTANT

You are urged to date, sign and promptly return your proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect the right to vote in person in the event you attend the meeting.

Enclosure: The Annual Report of the Company for the year 2001.

                                      (2)

                                                         Acme United Corporation
                                                        1931 Black Rock Turnpike
                                                    Fairfield, Connecticut 06432

ANNUAL MEETING OF SHAREHOLDERS
April 22, 2002
PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the directors of Acme United Corporation (hereinafter called the "Company") to be used at the Annual Meeting of Shareholders of the Company, to be held April 22, 2002, or at any adjournment thereof. The purposes are set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. Any proxy given may be revoked by a shareholder orally or in writing at any time prior to the voting of the proxy.

The approximate date on which this Proxy Statement and the enclosed Proxy is first sent or given to shareholders is March 8, 2002.

Only holders of Common Stock of record at the close of business on March 4, 2002 will be entitled to vote at the meeting. Each holder of the 3,410,051 issued and outstanding shares of $2.50 par value Common Stock is entitled to one vote per share.

Each share of Common Stock is entitled to one vote on each question to be presented at the Annual Meeting. A plurality of the vote cast by the shares of stock entitled to vote, in person or by proxy, at the Annual Meeting will elect directors as long as a quorum is present. A quorum consists of a majority of the votes entitled to be cast on a question. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting. If a quorum exists, action on each other question to be voted upon will be approved if votes, in person or by proxy, cast by shareholders favoring the action exceed the vote cast by shareholders opposing the action. In certain circumstances, a shareholder will be considered to be present at the Annual Meeting for quorum purposes, but will not be deemed to have voted in the election of directors or in connection with other matters presented for approval at the Annual Meeting. Such circumstances will exist where a shareholder is present but specifically abstains from voting, or where shares are represented at a meeting by a proxy conferring authority to vote on certain matters but not for the election of directors or on other matters. Under Connecticut law, such abstentions and non-votes have a neutral effect on the election of management's nominees for directors and on the approval or disapproval of the other matters presented for shareholder action.

                                      (3)

PRINCIPAL SHAREHOLDERS

The following information is given with respect to any person who, to the knowledge of the Company's Board of Directors, owns beneficially more than 5% of the Common Stock of the Company (exclusive of treasury shares) as of February 1, 2002:
------------------------------ ----------------- --------------- ---------------
                                                     Shares
                                                    Owned on
                                    Type of        February 1,      Percent of
Shareholder                        Ownership          2001            Class
------------------------------ ----------------- --------------- ---------------

Walter C. Johnsen                   Direct          277,272 (1)        6.92
1931 Black Rock Turnpike
Fairfield, CT   06432
------------------------------ ----------------- --------------- ---------------
R. Scott Asen                       Direct          602,690           15.04
Asen and Co.
224 East 49th Street
New York, NY   10017
------------------------------ ----------------- --------------- ---------------

(1) In addition, Mr. Johnsen has the right to acquire 227,500 shares issuable upon exercise of outstanding options within 60 days of February 1, 2002.


SECURITY OWNERSHIP OF MANAGEMENT

The following table indicates, as to each named executive officer, director and nominee, and as to all directors and executive officers as a group, the number of shares and percentage of the Company's Common Stock beneficially owned as of February 1, 2002. The persons shown have sole voting power in these shares except as shown in the footnotes below.

                         Common Stock Beneficially Owned
                              as of February 1,2002
----------------------------------------------------- ----------- ------------
                                 Number of Shares        (1)        Percent
----------------------------------------------------- ----------- ------------

James A. Benkovic....................39,710              (2)           *
----------------------------------------------------- ----------- ------------

Larry H. Buchtmann...................35,000              (3)           *
----------------------------------------------------- ----------- ------------

Ronald P. Davanzo....................54,875              (4)          1.37
----------------------------------------------------- ----------- ------------

George R. Dunbar ....................52,622              (5)          1.31
----------------------------------------------------- ----------- ------------

Richmond Y. Holden, Jr. .............27,972              (6)           *
----------------------------------------------------- ----------- ------------

Walter C. Johnsen...................504,772              (7)         12.60
----------------------------------------------------- ----------- ------------

Wayne R. Moore ......................45,143              (5)          1.13
----------------------------------------------------- ----------- ------------

Brian S. Olschan....................105,375              (8)          2.63
----------------------------------------------------- ----------- ------------

Gary D. Penisten ...................126,787              (5)          3.16

Stevenson E. Ward III ................3,500              (9)           *

----------------------------------------------------- ----------- ------------
Executive Officers and Directors
     as a Group (10 persons)........995,756
----------------------------------------------------- ----------- ------------

                                                                *Less than 1.0%
                                      (4)

(1) Based on a total of 3,410,051 outstanding shares as of February 1, 2002 and 596,650 shares issuable upon exercise of outstanding options exercisable within 60 days of February 1, 2002.

(2) Includes 30,250 shares issuable upon exercise of outstanding options exercisable within 60 days of February 1, 2002.

(3) Includes 34,000 shares issuable upon exercise of outstanding options exercisable within 60 days of February 1, 2002.

(4) Includes 40,875 shares issuable upon exercise of outstanding options within 60 days of February 1, 2002.

(5) Includes 25,000 shares issuable upon exercise of outstanding options exercisable within 60 days of February 1, 2002.

(6) Includes 22,500 shares issuable upon exercise of outstanding options within 60 days of February 1, 2002.

(7) Includes 227,500 shares issuable upon exercise of outstanding options within 60 days of February 1, 2002.

(8) Includes 99,375 shares issuable upon exercise of outstanding options within 60 days of February 1, 2002.

(9) Includes 2,500 shares issuable upon exercise of outstanding options within 60 days of February 1, 2002.

                                      (5)

ELECTION OF DIRECTORS

Each of the following persons has been nominated as a director until the next Annual Meeting of Shareholders and until his successor is chosen and qualified. The proxies in the enclosed form which are executed and returned will be voted (unless otherwise directed) for the election as directors of the following nominees, all of whom are now members of the Board of Directors:

------------------------ ----------------------------------------------------------------------- ---------------------
Nominees                 Principal Occupation                                                       Director Since
------------------------ ----------------------------------------------------------------------- ---------------------
Walter C. Johnsen        President and Chief Executive Officer of the Company since                      1995
(age 51)                 November 30,1995; Executive Vice President from January 24,
                         1995 to November 29, 1995.  Formerly served as Vice Chairman and a principal of Marshall Products, Inc., a medical supply distributor.
------------------------ ----------------------------------------------------------------------- ---------------------
Gary D. Penisten         Chairman of the Board of the Company since February 27, 1996. He is a           1994
(age 70)                 Director of D.E. Foster & Partners L.P., an executive search firm.
                         From 1977 to 1988, he was Senior Vice President of Finance, Chief
                         Financial Officer and a Director of Sterling Drug Inc. From 1974 to
                         1977 he served as Assistant Secretary of the Navy for Financial
                         Management. Prior to that, he was employed by General
                         Electric Company.
------------------------ ----------------------------------------------------------------------- ---------------------
Wayne R. Moore           President and Chief Executive Officer of the Moore Special Tool                 1976
(age 70)                 Company(1974-1993)and its Chairman of the Board(1986-1993).  He was
                         Chairman of the Board of the Producto Machine Company (1994-1997).
                         Mr. Moore was Chairman of the Association for Manufacturing
                         Technology/U.S. Machine Tool Builders(1985-1986) and Committee Member
                         of the U.S. Eximbank (1984).  He is a Trustee of the American
                         Precision Museum and on the Board of Advisors of the Fairfield
                         University School of Engineering.
------------------------ ----------------------------------------------------------------------- ---------------------

                                      (6)

------------------------ ----------------------------------------------------------------------- ---------------------
George R. Dunbar         President of The U.S. Baird Corporation since January 2001 and                  1977
(age 78)                 President of Dunbar Associates, a municipal management consulting firm. Former Chief Administrative Officer for the City of Bridgeport.
                         President (1972-1987), Bryant Electric Division of Westinghouse
                         Electric Corporation, manufacturer of electrical distribution and utilization products, Bridgeport, CT.
------------------------ ----------------------------------------------------------------------- ---------------------
Richmond Y. Holden, Jr.  President and Chief Executive Officer of J.L. Hammett Co. since 1992;           1998
(age 48)                 Executive Vice President from 1989 to 1992.  J.L. Hammett Co. is a distributor and retailer of
                         educational products throughout
                         the United States. He is currently
                         Chairman of the Board of PC-Build,
                         a computer upgrade, network
                         services and computer services
                         company.
------------------------ ----------------------------------------------------------------------- ---------------------
Brian S. Olschan         Executive Vice President and Chief Operating Officer of the Company             2000
(age 45)                 as of January 25, 1999; Senior Vice President - Sales and Marketing
                         from September 12, 1996 to January
                         24, 1999; formerly served as Vice
                         President and General Manager of
                         the Cordset and Assembly Business
                         of General Cable Corporation, an
                         electrical wire and cable
                         manufacturer.
------------------------ ----------------------------------------------------------------------- ---------------------
Stevenson E. Ward III    Vice President and Chief Financial Officer of Triton Thalassic                  2001
 (age 56)                Technologies, Inc. since September 2000.  From 1999 thru 2000, Mr.
                         Ward served as Senior Vice President-Administration of
                         Sanofi-Synthelabo, Inc.  He also served as Executive Vice President
                         (1996-1999) and Chief Financial Officer (1994-1995) of Sanofi, Inc.
                         and Vice President, Pharmaceutical Group, Sterling Winthrop, Inc.
                         (1992-1994). Prior to joining Sterling he was
                         employed by General Electric Company.
------------------------ ----------------------------------------------------------------------- ---------------------

                                      (7)

Management does not expect that any of the nominees will become unavailable for election as a director, but, if for any reason that should occur prior to the Annual Meeting, the persons named in the proxy will vote for such substitute nominee, if any, as may be recommended by Management.

There were no material transactions between the Company and any officer of the Company, any director or nominee for election as director, any security holder holding more than 5% of the Common Stock of the Company or any relative or spouse of any of the foregoing persons, except for the following: on September 21, 2001 the Company repurchased from R. Scott Asen (a security holder holding more than 5% of the Common Stock of the Company) 50,000 shares of Common Stock of the Company at $2.90 a share, for a total of $145,000.

The Board of Directors had seven meetings. All directors attended at least 75% of the aggregate of the total number of the Board meetings and meetings of Committees of which they were a member.

DIRECTORS' FEES

All directors who are not salaried employees received a fee of $2,500 per quarter plus $500 for each Board of Directors meeting attended. The fees earned for service on the Committees of the Board were $500 per Committee meeting and $500 for each one-half day, or major portion thereof, devoted to Committee work. The Chairman of each Committee earned an additional $500 per day to compensate for the broader responsibility and related effort.

DIRECTORS STOCK OPTIONS

Under the Non-Salaried Directors Stock Option Plan, options were granted on April 28, 1997 for 10,000 shares each to Messrs. Dunbar, Moore and Penisten, of which 2,500 shares vested on April 28, 1997, 2,500 shares vested on April 28, 1998, 2,500 shares vested on April 28, 1999, and 2,500 shares vested on April 28, 2000. On April 27, 1998, options were granted for 2,500 shares each to Messrs. Dunbar, Moore and Penisten, of which all shares vested immediately. On April 27, 1998, options were granted for 10,000 shares to Richmond Y. Holden, Jr., of which 2,500 vested April 27, 1998, 2,500 vested on April 27, 1999, 2,500 vested on April 27, 2000 and 2,500 vested on April 27, 2001. On April 26, 1999, options were granted for 2,500 shares to Messrs. Dunbar, Holden, Moore and Penisten, of which all shares vested immediately. On April 24, 2000, options were granted for 2,500 shares to Messrs. Dunbar, Holden, Moore and Penisten, of which all shares vested immediately. On April 24, 2001, options were granted for 7,500 shares to Messrs. Dunbar, Holden, Moore and Penisten, of which all shares vested immediately. Additionally on April 24, 2001, options were granted for 10,000 shares to Stevenson E. Ward III of which 2,500 shares vested on April 25, 2001, 2,500 shares will vest on April 25, 2002, 2,500 shares will vest on April 25, 2003 and 2,500 shares will vest on April 25, 2004.

                                      (8)

Newman M. Marsilius, a former Director, had been previously been granted options for 10,000 shares, which fully vested on April 27, 1998 upon his retirement from the Board; the Board extended the exercise date for his options to expiration of the Plan.

COMMITTEE STRUCTURE

There is an Executive Committee of the Board of Directors, which is composed of Mr. Penisten as Chairman, and Mr. Dunbar. The function of the Executive Committee is to act for the Board of Directors during the intervals between meetings of the Board. During 2001, the Committee met once.

There is an Audit Committee of the Board of Directors, which is composed of Mr. Holden as Chairman, and Messrs. Ward and Moore.

The members of the Audit Committee are "independent" as such term is defined in
Section 121A of the American Stock Exchange's listing standards. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was included as Appendix A to the proxy statement for the annual meeting held on April 23, 2001.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures received by the Audit Committee as required by the Independence Standards Board, and has considered the compatibility of nonaudit service with the auditors' independence.

The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held two meetings during fiscal year 2001.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also selected the Company's independent auditors.

                                      (9)

NOMINATING COMMITTEE

The functions of a Nominating Committee are performed by the whole Board. The Board will consider nominees for directors recommended by shareholders, and such recommendations may be made by submitting in writing to the Board at least sixty
(60) days prior to the annual meeting at which the election of directors is to be held (subject to certain requirements set forth in the by-laws), care of the Secretary at the Company's principal executive office, the name, address, telephone number and resume of his or her business and educational background along with a written statement by the shareholder as to why such person should be considered for election to the Board of Directors.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION COMMITTEE AND INSIDER PARTICIPATION

The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. During 2001, the Committee was composed of certain non-employee members of the Board of Directors, which include Mr. Dunbar as Chairman, and Messrs. Holden, and Penisten. The Committee had two meetings during 2001.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is committed to a strong, positive link between business, performance and strategic goals, and compensation and benefit programs.

OVERALL EXECUTIVE COMPENSATION POLICY

Our compensation policy is designed to support the overall objective of enhancing value for our shareholders by:

     - Attracting, developing, rewarding and retaining highly qualified and productive individuals.

     - Directly relating compensation to both Company and individual performance.

     - Ensuring compensation levels that are externally competitive and internally equitable.

Following is a description of the elements of the Company's executive compensation program and how each relates to the objectives and policy outlined above.

                                      (10)

BASE SALARY

The Committee reviews each executive officer's salary annually. In determining appropriate salary levels, we consider level and scope of responsibility, experience, company and individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility.

By design, we strive to set executives' salaries at competitive market levels. External surveys and resource materials are used to verify this. We believe maximum performance can also be encouraged through the use of appropriate incentive programs.

ANNUAL INCENTIVES

Annual incentive award opportunities are made available to executives to recognize and reward corporate and individual performance. The plan in effect for 2001 provided for an incentive bonus based on the achievement of corporate profitability goals set for each individual, based upon his area of responsibility. The bonuses would range from 5% to 50% of base salary, provided a minimum goal were reached. The amount individual executives may earn under the bonus plan is directly dependent upon the individual's position, responsibility and ability to impact our financial success and corporate goals. The bonuses awarded in 2001 to top management are listed in the Summary Compensation Table below.

In 2002, the incentive plan criteria will be similar to the plan in 2001.


STOCK OPTION INCENTIVES

The Company's stock option compensation program is administered by the Board of Directors, which acts upon recommendations of the Compensation Committee. The purpose of the Company's Amended and Restated Stock Option Plan for Employees is to promote the interests of the Company by enabling its key employees to acquire an increased proprietary interest in the Company and thus to share in the future success of the Company's business. Accordingly, the plan is intended as a means not only of attracting and retaining outstanding management personnel but also of promoting a closer identity of interests between employees and stockholders. Since the employees eligible to receive options under the plan will be those who are in a position to make important and direct contributions to the success of the Company, the Board believes that the grant of options under the plan has been and will continue to be in the best interests of the Company.

The Company's Amended and Restated Stock Option Plan terminated on February 24, 2002, at which time options previously granted under the Plan continue to vest and to be exercisable in accordance with their terms; however, no new options may be granted under the Plan after February 24, 2002. A new stock option plan is proposed for adoption at this annual meeting.

The following options were granted in 2001:

         Options for 25,000 shares were granted to Walter C. Johnsen on May 7, 2001 of which 6,250 shares vested on May 8, 2001, 6,250 will vest on May 8, 2002, 6,250 shares will vest on May 8, 2003, and 6,250 shares on May 8, 2004. Additionally 25,000 shares were granted on November 12, 2001 of which 6,250 shares vested on November 13, 2001 and 6,250 shares will vest on November 13, 2002, 6,250 shares will vest on November 13, 2003 and 6,250 shares will vest on November 13, 2004.

                                      (11)

         Options for 20,000 shares were granted to Brian S. Olschan on May 7, 2001 of which 5,000 shares vested on May 8, 2001, 5,000 will vest on May 8, 2002, 5,000 shares will vest on May 8, 2003, and 5,000 shares on May 8, 2004. Additionally 20,000 shares were granted on November 12, 2001 of which 5,000 shares vested on November 13, 2001 and 5,000 shares will vest on November 13, 2002, 5,000 shares will vest on November 13, 2003 and 5,000 shares will vest on November 13, 2004.

         Options for 13,000 shares were granted to Ronald P. Davanzo on May 7, 2001 of which 3,250 shares vested on May 8, 2001, 3,250 will vest on May 8, 2002, 3,250 shares will vest on May 8, 2003, and 3,250 shares on May 8, 2004. Additionally 10,000 shares were granted on November 12, 2001 of which 2,500 shares vested on November 13, 2001 and 2,500 shares will vest on November 13, 2002, 2,500 shares will vest on November 13, 2003 and 2,500 shares will vest on November 13, 2004.

         Options for 7,000 shares were granted to James A. Benkovic on May 7, 2001 of which 1,750 shares vested on May 8, 2001, 1,750 will vest on May 8, 2002, 1,750 shares will vest on May 8, 2003, and 1,750 shares on May 8, 2004. Additionally 10,000 shares were granted on November 12, 2001 of which 2,500 shares vested on November 13, 2001 and 2,500 shares will vest on November 13, 2002, 2,500 shares will vest on November 13, 2003 and 2,500 shares will vest on November 13, 2004.

         Options for 8,000 shares were granted to Larry H. Buchtmann on May 7, 2001 of which 2,000 shares vested on May 8, 2001, 2,000 will vest on May 8, 2002, 2,000 shares will vest on May 8, 2003, and 2,000 shares on May 8, 2004. Additionally 10,000 shares were granted on November 12, 2001 of which 2,500 shares vested on November 13, 2001 and 2,500 shares will vest on November 13, 2002, 2,500 shares will vest on November 13, 2003 and 2,500 shares will vest on November 13, 2004.

         The Board also granted options for 44,000 shares in the aggregate to fifteen other employees with staggered vesting dates through November 12, 2004.

RATIONALE FOR CEO COMPENSATION

Walter C. Johnsen was designated President and Chief Executive Officer of the Company effective on November 30, 1995. His compensation package was designed to encourage performance in line with the interests of our shareholders. We believe Mr. Johnsen's total compensation was competitive in the external marketplace and reflective of Company and individual performance. Mr. Johnsen's annual compensation during 2001 was $260,000 per annum.

COMPENSATION COMMITTEE

George R. Dunbar, Chairman
Richmond Y. Holden, Jr.
Gary D. Penisten

                                      (12)

The Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference in this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SUMMARY COMPENSATION TABLE

The following sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated officers of the Company at the end of the last completed fiscal year. No information is given as to any person for any fiscal year during which such person was not an officer of the Company.

                                   ANNUAL COMPENSATION
------------------------------- ------ ----------- -------- ----------------- --------------

                                                              Other Annual       All Other
 Name and Principal Position    Year   Salary (1)   Bonus    Compensation (2)  Compensation
------------------------------- ------ ----------- -------- ----------------- --------------
Walter C. Johnsen                2001    $257,346  $43,125    $  0            $   0
President & Chief                2000    $228,224  $30,000    $  0            $   0
Executive Officer (3)            1999    $194,679  $25,000    $  0            $11,666 (3)
------------------------------- ------ ----------- -------- ----------------- --------------

Brian S. Olschan                 2001    $220,067  $36,563    $  0            $   0
Executive Vice President         2000    $193,385  $25,000    $  0            $   0
& Chief Operating Officer (4)    1999    $173,467  $25,000    $  0            $   0

------------------------------- ------ ----------- -------- ----------------- --------------

Ronald P. Davanzo                2001    $143,673  $11,250    $  0            $   0
Vice President-Chief             2000    $128,384  $25,000    $  0            $   0
Financial Officer (5)            1999    $109,621  $10,000    $  0            $   0

------------------------------- ------ ----------- -------- ----------------- --------------
                                                                              $   0
James A. Benkovic                2001    $128,673  $11,250    $  0            $   0
Vice President-                  2000    $114,193  $10,000    $  0            $   0
Consumer Sales (6)               1999    $104,621  $   0      $  0
------------------------------- ------ ----------- -------- ----------------- --------------

Larry H. Buchtmann               2001    $138,894  $11,250    $  0            $   0
Vice President-                  2000    $126,692  $10,000    $  0            $   0
Manufacturing (7)                1999    $116,928  $10,000    $  0            $   0

------------------------------- ------ ----------- -------- ----------------- --------------

(1) Effective 1997, the Company changed its payroll payment cycle from monthly to bi-weekly. The salary reported is gross wages paid, which varies slightly from annual compensation.

(2) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or ten (10%) percent of the total amount of annual salary and bonus for any named individual.

(3)  Walter C. Johnsen received $11,666 in deferred compensation in 1999.

                                      (13)

(4) Brian S. Olschan joined Acme as Senior Vice President-Sales and Marketing on September 12, 1996. He was promoted to Executive Vice President and Chief Operating Officer on January 25, 1999.

(5) Ronald P. Davanzo joined Acme as Director, International Finance and Planning on May 19, 1997. He was promoted to Vice President - International on April 27, 1998. He was named Vice President and Chief Financial Officer, Secretary and Treasurer on March 18, 1999.

(6) James A. Benkovic joined Acme as Western Regional Sales Manager on June 18, 1990. He was promoted to Vice President of Sales - Consumer Products on October 1, 1991.

(7) Larry H. Buchtmann joined Acme as Vice President-Manufacturing on March 17, 1998.


OPTION GRANTS IN LAST FISCAL YEAR
AND POTENTIAL REALIZABLE VALUES

The following table provides information concerning each option granted during the last fiscal year to each of the named executive officers and the potential realizable value of such options at certain assumed rates of stock appreciation.

                     Individual Grants
-------------------- -------------- -------------- ----------------- ------------------- --------------------------
                                                                                             Potential
                                                                                         Realizable Value
                                      % of Total                                             at Assumed
                       Number of        Options                                           Annual Rates of
                         Shares       Granted to                                            Stock Price
                       Underlying    Employees in                                         Appreciation for
                        Options         Fiscal       Exercise or                            Option Term
       Name            Granted (1)       Year        Base Price       Expiration Date       5%      10%
-------------------- -------------- -------------- ----------------- ------------------- --------------------------
Walter C. Johnsen    25,000          13.0%         $2.75 per share   May 7,2011          $43,000 $110,000

                     25,000          13.0%         $3.05 per share   November 12, 2011    48,000  122,000
-------------------- -------------- -------------- ----------------- ------------------- --------------------------

Brian S.             20,000          10.4%         $2.75 per share   May 7, 2011         $35,000  $88,000
Olschan
                     20,000          10.4%         $3.05 per share   November 12, 2011    38,000   97,000
-------------------- -------------- -------------- ----------------- ------------------- --------------------------

Ronald P.            13,000          6.8%          $2.75 per share   May 7, 2011         $22,000  $57,000
Davanzo                                            $3.05 per share
                     10,000          5.2%                            November 12, 2011    19,000   49,000
-------------------- -------------- -------------- ----------------- ------------------- --------------------------

James A.              7,000          3.6%          $2.75 per share   May 7,2011          $12,000  $31,000
Benkovic
                      10,000         5.2%          $3.05 per share   November 12, 2011    19,000   49,000
-------------------- -------------- -------------- ----------------- ------------------- --------------------------

Larry H.              8,000          4.2%          $2.75 per share   May 7, 2011         $14,000  $35,000
Buchtmann
                      10,000         5.2%          $3.05 per share   November 12, 2011    19,000   49,000
-------------------- -------------- -------------- ----------------- ------------------- --------------------------

(1) The dates on which the shares vest are summarized under the heading Stock Option Incentives in the preceding pages.

                                      (14)

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

The following table provides information concerning each option exercised during the last fiscal year by each of the named executive officers and the value of unexercised options held by such executive officers at the end of the fiscal year.

------------------------------------- ------------------ ------------------- ------------------------- ----------------------------
                                                                                     Number of
                                                                                     Securities                Value of
                                                                                     Underlying               Unexercised
                                                                                    Unexercised               In-the-Money
                                                                                  Options/SARs at            Options/SARs at
                                                                                  Fiscal Year End            Fiscal Year End
                                           Shares                                      (#) (1)                  ($)(1)(2)
                                           Acquired            Value                Exercisable/              Exercisable/
                Name                    on Exercise (#)      Realized ($)           Unexercisable             Unexercisable
------------------------------------- ------------------ ------------------- ------------------------- ----------------------------
Walter C. Johnsen                            -0-                 $0                 217,500/72,500            $134,00/$91,000
------------------------------------- ------------------ ------------------- ------------------------- ----------------------------

Brian S. Olschan                             -0-                 $0                  91,250/53,750            $94,000/$68,000
------------------------------------- ------------------ ------------------- ------------------------- ----------------------------

Ronald P. Davanzo                            -0-                 $0                  36,500/33,500            $45,000/$43,000
------------------------------------- ------------------ ------------------- ------------------------- ----------------------------

Larry H. Buchtmann                           -0-                 $0                  30,250/24,750            $35,000/$30,000
------------------------------------- ------------------ ------------------- ------------------------- ----------------------------

James A. Benkovic                            -0-                 $0                  27,750/22,250            $27,000/$26,000
------------------------------------- ------------------ ------------------- ------------------------- ----------------------------

(1)      The Company has no unexercised SARs.

(2) Values stated are based on the closing price per share of the Company's Common Stock on the American Stock Exchange on December 31, 2001, the last trading day of the fiscal year.

                                      (15)

ACME UNITED CORPORATION RETIREMENT PLANS

In December 1995, the Board of Directors adopted a resolution to freeze the defined benefit pension plan resulting in no further benefit accruals after February 1, 1996. The life annuity annual benefit at age 65 was zero for Walter
C. Johnsen, Brian S. Olschan, Ronald P. Davanzo and Larry H. Buchtmann and $3,188 for James A. Benkovic. Amounts earned by others under this plan are not subject to a deduction for estimated Social Security benefits, and do not include benefits which would result from the transfer by a retiring employee of his accrued profit-sharing account balance to the pension plan.

CHANGE-IN-CONTROL ARRANGEMENTS AND SEVERANCE PAY PLAN

The Company has a Salary Continuation Plan in effect covering officers of the Company employed in the United States at the level of Vice President or above, under the age of 65 and having at least one (1) year of Company service. This plan covers Walter C. Johnsen, Brian S. Olschan, Ronald P. Davanzo, James A. Benkovic and Larry H. Buchtmann and is designed to retain key employees and provide for continuity of management in the event of an actual or threatened change in control of the Company. First, the plan provides that in the event of such a change in control each such key employee would have specific rights and receive certain benefits if, within one year after such change in control (two years for officers who like Mr. Johnsen and Mr. Olschan are also directors), either the employee's employment is terminated by the Company involuntarily, his/her responsibility, status or compensation is reduced, or if he/she is transferred to a location unreasonably distant from his/her current location. In such circumstances the compensation which the employee would be entitled to receive would be a lump sum payment equal to a specific number of months' compensation based upon the level of his/her non-deferred compensation in effect immediately preceding such disposition. Secondly, any such key employee resigning within six (6) months after the disposition of the Company (one year for certain officers who like Mr. Johnsen and Mr. Olschan are also directors) would be entitled to a similar payment. Under the first scenario Messrs. Johnsen and Olschan would be entitled to thirty (30) months' compensation, respectively and Messrs. Davanzo, Benkovic and Buchtmann eighteen (18) months compensation. Under the second scenario, Messrs. Johnsen and Olschan would be entitled to twenty-four (24) months', and Messrs. Davanzo, Buchtmann and Benkovic would be entitled to six (6) months' compensation.

The Company has a Severance Pay Plan in effect covering officers of the Company employed in the United States at the level of Vice President or above, under the age of 65 and having at least one (1) year of Company service. This Plan covers Messrs. Johnsen, Olschan, Davanzo, Benkovic and Buchtmann and is designed to enable the Company to attract and retain key employees. The Plan provides that in the event the key employee's employment is terminated by the Company involuntarily, his/her responsibility, status or compensation is reduced, or if he/she is transferred to a location unreasonably distant from his/her current location, he/she shall be entitled to benefits under the Plan. In such circumstances the compensation which the employee would be entitled to receive would be a lump sum payment equal to a specific number of months compensation based upon the level of his/her non-deferred compensation in effect immediately preceding such termination. Under the Plan Messrs. Johnsen and Olschan would be entitled to nine (9) months' compensation, and Messrs. Davanzo, Benkovic and Buchtmann six (6) months' compensation, upon such severance. This plan applies only if the Salary Continuation Plan does not apply.

                                      (16)

PERFORMANCE GRAPH

The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The graph compares the yearly cumulative total stockholder return on the Company's Common Stock with the yearly cumulative total return of (a) the AMEX Market Index and (b) a peer group of companies that, like the Company, (i) are currently listed on the American Stock Exchange, and (ii) have a market capitalization of $10 million to $20 million. The peer group includes the following companies: Ableauctions.com, Ablest Incorporated, Advantage Marketing Sys, Amcon Distributing Co, American Shared Hosp SVC, Ampex Corp CL A, Andrea Electronics Corp., Antex Biologics, Arrhythmia Research Tech., Atlantic Premium Brands, Avalon Holdings Corp, Azco Mining Inc., Baldwin Technology Inc. A, Big City Radio Inc., Bionova Holding Corp., Blackrock CA Inv QMT, Blackrock FL IQMT, Blackrock NJ IQMT, Blackrock NY IQMT, Boots and Coots International, Canyon Resources Corp, Cardiotech Internat Inc, Careside Inc., Carmel Container System, Cel-Sci Corp., Cheniere Energy Inc., Chequemate International, Comforce Corp., Competitive Technologies, Congoleum Corp, Continucare Corp., Core Materials Corp, Cornerstone Bancorp, Cybex Internat, Dayton Mining Corp., Decorator Industries, Dor Biopharma Inc., Easyriders Inc., Eaton Vance MA MUNI INCM, EDT Learning Inc., Emagin Corporation, Empire Resources Inc., Engex Inc., Equidyne Corporation, Eresource Capital Group, Falmouth Bancorp Inc, Flanigan's Enterprise Inc., Franklin Electronic Publication, Global Income Fund Inc, Goldfield Corp, Gouverneur Bancorp Inc., Graham Corp, Gristedes Foods Inc., Grupo Simec S A ADR, GSE Systems Inc., Harken Energy Corp., Harold's Stores Inc, Hearx Ltd, Hersha Hospitality Trust, Hi-Shear Technology Corp, Horizon Medical Products, Integra Inc., Intelligent Systems Corp, Interstate General Company LP, Iomed Inc., J Alexander's Corp, Kentucky First Bancorp, Laidlaw Global Corp., Matec Corp., McRae Industries CL A, Medical Advisory Systems, Michael Anthony Jewelers, Nimbus Group Inc., Northern Technology, Nstor Technologies Inc., Panaco Inc., Pinnacle Bancshares Inc, Pittsbgh & WV Railroad, Ratexchange Corp., Reading International Inc. A, REFAC, Richmont Mines Inc, Riviera Holdings Corp., Security Assoc Intl Inc, Selas Corp of America, Semotus Solutions Inc., Servotronics Inc., Southern Banc Co., Southfirst Bancshares, Spigadoro Incorporated, Stephen Company, Sterling Cap CP, Streettracks DJ Global, Streettracks DJ US LC VL, Streettracks DJ US SM CP, Streettracks Fortune 500, Tech Flavors and Fragrance, Thackeray Corp, Tofutti Brands Inc., Tofutti Brands Inc., Transnational Financial Network, Uni-Marts Inc, Varsity Brands Inc., Vita Food Products Inc., VSI Holdings Inc., Wellco Enterprises Inc, Well- Gardner Electronic, Westminster Capital, Inc.

The Company does not believe it can reasonably identify a peer group of companies on an industry or line-of-business basis for the purpose of developing a comparative performance index. While the Company is aware that some other publicly-traded companies market products in the Company's remaining line-of-business, none of these other companies provide most or all of the products offered by the Company, and many offer other products or services as well. Moreover, some of these other companies that engage in the Company's line-of-business do so through divisions or subsidiaries that are not publicly-traded. Furthermore, many of the other companies are substantially more highly capitalized than the Company. For these reasons, any such comparison would not, in the opinion of the Company, provide a meaningful index of comparative performance.

                                      (17)

The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.

                             (Printer: Insert Graph)


        COMPARISON OF CUMULATIVE TOTAL RETURN OF COMPANY, PEER GROUP AND
                                AMEX MARKET INDEX

--------------------------------FISCAL YEAR ENDED-------------------------------
                           1996      1997      1998     1999      2000      2001

ACME UNITED CORP         100.00    109.09     40.91    20.45     51.15     70.91
PEER GROUP               100.00     93.79     55.53    50.16     23.25     18.85
AMEX MARKET INDEX        100.00    120.33    118.69   147.98    146.16    139.43


PROPOSAL FOR A NEW EMPLOYEE STOCK OPTION PLAN

DESCRIPTION OF 2002 EMPLOYEE STOCK OPTION PLAN

The Company adopted a stock option plan, effective February 26, 2002, subject to shareholder approval. Under the Plan, key employees of the Company (including directors and officers who are employees) may be granted options to purchase shares of Common Stock.

The Plan permits the granting of a 150,000 shares of Common Stock at a price equal to one hundred percent (100%) of the fair market value of the Common Stock on the date that the option is granted provided, however, that the price shall not be less than the par value of the Common Stock which is subject to the option. Further, no Incentive Stock Option may be granted to an employee owning Common Stock having more than 10% of the voting power of the Company unless the option price for such employee's option is at least 110% of the fair market value of the Common Stock subject to the option at the time the option is granted and the option is not exercisable after the expiration of five years from the date of granting. The par value of the Company's Common Stock is presently $2.50 per share. No option may be granted under the Plan after the tenth anniversary of the adoption of the Plan. Unless otherwise specified by the Board, options granted under the Plan are Incentive Stock Options under the provisions and subject to the limitations of Section 422 of the Internal Revenue Code.

                                      (18)

ADMINISTRATION OF THE PLAN

The Plan is administered by the Board of Directors of the Company. In administering the Plan, the Board acts upon recommendations of the Compensation Committee, which consists of members of the Board who are not employees of the Company. Subject to the provisions of the Plan, the Board determines the employees who will receive options under the Plan, the number of shares subject to each option and the terms of those options, and interprets the Plan and makes such rules of procedure as the Board may deem proper.

Upon the granting of any option, the optionee must enter into a written agreement with the Company setting forth the terms upon which the option may be exercised. Such an agreement sets forth the length of the term of the option and the timing of its exercise as determined by the Board. Under terms of the Plan, options are exercisable in accordance with the following schedule: 25% on the day after the date of the grant; 25% one day after first year anniversary of the date of grant; 25% one day after second year anniversary of date of grant; 25% one day after third year anniversary of date of grant. In no event shall the length of an option extend beyond ten years from the date of its grant. An optionee may exercise an option by delivering payment to the Company in cash.

Under the Plan, if the employment of any person to whom an option has been granted is terminated for any reason other than the death, disability or retirement of the optionee, the optionee may exercise within thirty (30) days of such termination such options as the optionee could have exercised if his or her employment had continued for such 30 day period. If the termination is by reason of retirement, the optionee may exercise the option, in whole or in part, at any time within one year following such termination of employment, but if the option is exercised later than three (3) months from the date of retirement the option shall not constitute an Incentive Stock Option. If the optionee dies while employed by the Company or its subsidiaries, or during a period after termination of employment in which the optionee could exercise an option, the optionee's beneficiary may exercise the option within one year of the date of the optionee's death but in no event may the option be exercised later than the date on which the option would have expired if the optionee had lived. If the termination is by reason of disability, the optionee may exercise the option, in whole or in part, at any time within one year following such termination of employment or within such other period, not exceeding three years after the date of disability as is set forth in the option agreement with respect to such options, provided, however, that if the option is exercised later than one year after the date of disability, it shall not constitute an Incentive Stock Option.

In addition, if an optionee ceases to be employed by the Company and becomes, or continues to be, a member of the Board of Directors prior to the time the optionee's option(s) would have otherwise expired, the optionee's option(s) shall continue to vest in accordance with the terms of the Plan and shall continue to be exercisable for the remainder of the term of the option(s). Any option which is not exercised by the optionee within the three month period immediately following the optionee's termination of employment, or, in the case of termination of employment on account of disability, within one year after the date of disability, shall cease to be an Incentive Stock Option. If an optionee described in the preceding two sentences ceases to be a member of the Board of Directors for any reason, the optionee's option(s) shall terminate in accordance with the provisions of Section 2.4(a) of the Amended and Restated Acme United Corporation Non-Salaried Director Stock Option Plan, which section (i) cancels any unvested options at that time; (ii) permits a twelve-month period for exercise of vested options in the event of termination due to death or disability; and (iii) permits a thirty-day period for exercise of vested options in the event of termination due to any other reason, except that the Board may in its discretion extend the period of exercise.

                                      (19)

Notwithstanding the above, no option may be exercised after the expiration date specified in the option agreement.

FEDERAL INCOME TAX CONSEQUENCES

With respect to the tax effects of non-qualified stock options, since the options granted under the Plan do not have a "readily ascertainable fair market value" within the meaning of the Federal income tax laws, an optionee of an option will realize no taxable income at the time the option is granted. When a non-qualified stock option is exercised, the optionee will generally be deemed to have received compensation, taxable at ordinary income tax rates, in an amount equal to the excess of the fair market value of the shares of Common Stock of the Company on the date of exercise of the option over the option price. The Company will withhold income and employment taxes in connection with the optionee's recognition of ordinary income as a result of the exercise by an optionee of a non-qualified stock option. The Company generally can claim an ordinary deduction in the fiscal year of the Company which includes the last day of the taxable year of the optionee which includes the exercise date or the date on which the optionee recognizes income. The amount of such deduction will be equal to the ordinary income recognized by the optionee. When stock acquired through the exercise of a non-qualified stock option is sold, the difference between the optionee's basis in the shares and the sale price will be taxed to the optionee as a capital gain (or loss).

With respect to the tax effects of Incentive Stock Options, the optionee does not recognize any taxable income when the option is granted or exercised. If no disposition of shares issued to an optionee pursuant to the exercise of an Incentive Stock Option is made by the optionee within two years after the date the option was granted or within one year after the shares were transferred to the optionee, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction will be allowed to the Company for Federal income tax purposes. The exercise of an Incentive Stock Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of the two year and one year holding periods described above (a "Disqualifying Disposition") generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon the sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount, subject to applicable withholding requirements. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. A Disqualifying Disposition will eliminate the item of tax preference associated with the exercise of the Incentive Stock Option.

                                      (20)

CHANGES IN PLAN

The Plan may be terminated, suspended, or modified at any time by the Board of Directors, but no amendment increasing the maximum number of shares for which option may be granted (except to reflect a stock split, stock dividend or other distribution), reducing the option price of outstanding options, extending the period during which options may be granted, otherwise materially increasing the benefits accruing to optionees or changing the class of persons eligible to be optionees shall be made without first obtaining approval by a majority of the shareholders of the Company. No termination, suspension or modification of the Plan shall adversely affect any right previously acquired by the optionee or other beneficiary under the Plan.

Options granted under the Plan may not be transferred other than by will or by the laws of descent and distribution and, during the optionee's lifetime may be exercised only by the optionee.

All of the Options previously issued under the prior plan remain unchanged and outstanding.

VOTES REQUIRED

The approval of the 2002 Employee Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock of the Company voting in person or by proxy on the amendment. If the amendment is not approved by shareholders, it will not become effective.

The Board of Directors recommends a vote FOR approval of the 2002 Employee Stock Option Plan.

SELECTION OF AUDITORS

The Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year.

Representatives of Ernst & Young LLP are expected to be present at the 2002 Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Company knows of no direct or material indirect financial interest in the Company or of any connection with the Company by this accounting firm except the professional relationship between auditor and client.

FEES TO AUDITORS

A.       Audit Fees

                  Fees for the last annual audit were $138,000 for professional services rendered in connection with review of the financial statements for the most recent fiscal year end.

                                      (21)

B.       All other Fees

                  All other fees were $68,400, including audit related services. Audit related services generally include fees for pension and statutory audits, business acquisitions, accounting consultations and SEC registration statements.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's common stock, to file with the SEC and the American Stock Exchange reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 2001 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

SHAREHOLDER PROPOSALS

To allow sufficient time for preparation of the proxy and proxy statement, shareholder proposals for presentation at the Annual Meeting scheduled for April 21, 2003 must be received by the Secretary of the Company no later than November 23, 2002.

In addition, the Company's by-laws provide that any shareholder wishing to make a nomination for the office of director at the 2003 Annual Meeting must give the Company at least sixty (60) days' advance notice, and that notice must meet certain requirements set forth in the by-laws. Shareholders may request a copy of the by-laws from the Secretary of the Company.

Notices and requests should be addressed to Secretary, Acme United Corporation, 1931 Black Rock Turnpike, Fairfield, Connecticut 06432.

OTHER BUSINESS

Management does not know of any matters to be presented, other than those described herein, at the Annual Meeting. If any other business should come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Solicitation of proxies is being made by management through the mail, in person and by telephone. The Company will be responsible for costs associated with this solicitation.

                                      (22)

By Order of the Board of Directors
Ronald P. Davanzo, Vice President and
Chief Financial Officer, Secretary
and Treasurer
Acme United Corporation
1931 Black Rock Turnpike
Fairfield, Connecticut 06432
March 8, 2002

                                      (23)